Exhibit 99.1

AT THE COMPANY: Bruce T. Quigley Vice President of Business Development and Investor Relations 949-362-5800 bquigley@smithmicro.com	IR INQUIRIES: Charles Messman, Todd Kehrli MKR Group 818-556-3700 ir@mkr-group.com	MEDIA INQUIRIES: Steve Simon S&S Public Relations 847-955-0700 steve@sspr.com

FOR IMMEDIATE RELEASE
SMITH MICRO SOFTWARE REPORTS 107% SEQUENTIAL
INCREASE IN THIRD QUARTER REVENUE
Company Records Revenue of $6.9 Million; Net Income of $1.9 Million
& EPS of $0.08 per Fully Diluted Share
Aliso Viejo, Calif., November 10, 2005— Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software and service solutions for the wireless and Internet markets, today reported its third quarter 2005 financial results.
The company reported net revenues of $6.9 million for the quarter ended September 30, 2005, a 94% increase when compared to the $3.6 million recorded in the third quarter of 2004. Of the increase, $2.2 million is related to our acquisition of Allume Systems completed on July 1, 2005. The company’s net income of $1.9 million in the third quarter of 2005 resulted in EPS of $0.08 per fully diluted share, compared to net income of $1.1 million in the third quarter of 2004 or net income of $0.06 per fully diluted share, despite the fact that the company’s share count increased to 23.2 million common and common equivalent shares at the end of the third quarter 2005 versus 18.6 million at the end of third quarter of 2004.
From a sequential quarter perspective, third quarter 2005 revenue increased 107% over the second quarter 2005 revenues of $3.3 million. Net income for the third quarter of 2005 increased 146% from the second quarter 2005 net income of $764,000 or $0.03 per fully diluted share. This is the first quarter in which Smith Micro’s results include the operations of Allume Systems, which Smith Micro acquired and closed on July 1, 2005.
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Smith Micro 3rd Quarter 2005 Financial Results	Page 2 of 6

The company also reported a record backlog entering into the fourth quarter of 2005 of $2.0 million.
The company reported net revenues of $12.3 million for the nine months ended September 30, 2005, compared to $9.2 million recorded in the nine months ended September 30, 2004. Of the increase, $2.2 million is related to our acquisition of Allume Systems. The company’s net income of $2.5 million for the nine months ended September 30, 2005 resulted in a net income of $0.11 per fully diluted share, compared to net income of $1.8 million or $0.10 per fully diluted share reported for the first nine months of 2004.
The company ended the quarter with cash and cash equivalents of $20.4 million.
“Obviously we are very excited about the quarter and the positive effect that the Allume acquisition had on our results,” said William W. Smith, Jr., President and Chief Executive Officer. “Even more exciting is that our QuickLink(R) Mobile wireless connectivity software business had one of its best quarters ever and regained the sales momentum we saw last year. We also recorded near record net income on more outstanding shares, which we believe is evidence of the leverage built into our model.”
“Looking forward, we are very delighted about our growing wireless connectivity business and we are also enthusiastic that we have a number of revenue growth initiatives that we believe have equally great potential. We believe our QuickLink Mobile Enterprise and StuffIt Wireless initiatives offer significant potential for Smith Micro in future, and will be an important addition to our wireless software offerings,” Mr. Smith concluded.
Investor Conference Call
Smith Micro will hold an investor conference call today, November 10, 2005, at 4:30 pm EST to discuss the company’s third quarter financial results. Investors may access the conference call over the Internet via the company’s website www.smithmicro.com or at: http://phx.corporate-ir.net/playerlink.zhtml?c=107760&s=wm&e=1145136, or by dialing 800-218-8862 prior to the start of the call. The conference call will be available for replay until 5:00 pm PST, Thursday, January 12, 2006, and can be accessed at www.smithmicro.com.
About Smith Micro Software
Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication, broadband and utility software products for multiple OS platforms. The company designs integrated cross platform, easy-to-use software for personal computing and business solutions around the world. With a focus on Wireless and Broadband technologies and the Internet, the company’s products and services enable wireless communications, file compression, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, network fax, and traditional computer telephony. Allume
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Smith Micro 3rd Quarter 2005 Financial Results	Page 3 of 6

Systems, Inc., a Smith Micro company, develops and publishes award-winning software solutions for Windows and Macintosh. Leading brands are StuffIt(R), Internet Cleanup™ and Spring Cleaning(R). Allume’s software offers a range of solutions, empowering users in the areas of information access, removal, recovery, security, and Internet distribution. Smith Micro’s and Allume’s complete line of products are available primarily online at the company’s websites, through our enterprise direct sales efforts, retailers, and through original equipment manufacturers (OEMs). Smith Micro’s common stock trades on The Nasdaq Stock Market(R) under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800.
This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company’s financial prospects and projections, the company’s plans for returning to sustained profitability and the company’s ability to increase its business in the Wireless and Broadband segments. These forward-looking statements speak only as of the date hereof and are based upon the information currently available to the company. Such information is subject to change, and the company will not necessarily inform you of such changes. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, unforeseen delays in the timing of orders from OEM customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.
Smith Micro, the Smith Micro logo, StuffIt and QuickLink are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.
Note: Financial Schedules Attached
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Smith Micro 3rd Quarter 2005 Financial Results	Page 4 of 6

Smith Micro Software, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	September 30
	(unaudited)
	2005	2004
Net Revenues:
Products	$6,743	$3,304
Services	153	252

Total Net Revenues	6,896	3,556

Cost of Revenues:
Products	1,089	555
Services	76	118

Total Cost of Revenues	1,165	673

Gross Margin	5,731	2,883

Operating Expenses:
Selling & Marketing	1,294	375
Research & Development	1,244	633
General & Administrative	1,430	790

Total Operating Expenses	3,968	1,798

Operating Income	1,763	1,085
Interest Income	161	14

Income Before Income Tax	1,924	1,099
Income Tax Expense	47	22

Net Income	$1,877	$1,077

Net Income per share, basic	$0.09	$0.06

Weighted average shares outstanding, basic	22,016	17,254

Net Income per share, fully diluted	$0.08	$0.06

Weighted average shares outstanding, fully diluted	23,222	18,617

Smith Micro 3rd Quarter 2005 Financial Results	Page 5 of 6

Smith Micro Software, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Nine Months Ended
	September 30
	(unaudited)
	2005	2004
Net Revenues:
Products	$11,781	$8,414
Services	475	747

Total Net Revenues	12,256	9,161

Cost of Revenues:
Products	1,835	1,802
Services	220	293

Total Cost of Revenues	2,055	2,095

Gross Margin	10,201	7,066

Operating Expenses:
Selling & Marketing	2,103	1,165
Research & Development	2,638	1,922
General & Administrative	3,367	2,156

Total Operating Expenses	8,108	5,243

Operating Income	2,093	1,823
Interest Income	475	28

Income Before Income Tax	2,568	1,851
Income Tax Expense	55	37

Net Income	$2,513	$1,814

Net Income per share, basic	$0.12	$0.11

Weighted average shares outstanding, basic	21,097	17,117

Net Income per share, fully diluted	$0.11	$0.10

Weighted average shares outstanding, fully diluted	22,454	18,265

Smith Micro 3rd Quarter 2005 Financial Results	Page 6 of 6

Smith Micro Software, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$20,389	$8,634
Accounts Receivable, Net	4,811	2,024
Income Tax Receivable	35	35
Inventory, Net	306	47
Prepaid & Other Assets	397	203

Total Current Assets	25,938	10,943
Equipment & Improvements, Net	174	113
Goodwill	9,566	1,715
Intangible Assets, Net	4,478	—
Other Assets	13	57

TOTAL ASSETS	$40,169	$12,828

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$2,134	$939
Accrued Liabilities	1,463	790

Total Current Liabilities	3,597	1,729

Common Stock	22	18
Additional Paid In Capital	50,706	27,750
Accumulated Deficit	(14,156)	(16,669)

Total Stockholders’ Equity	36,572	11,099

TOTAL LIABILITIES & EQUITY	$40,169	$12,828

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